Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF TILRAY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 15, 2020, Tilray, Inc. (“Tilray”) and Aphria Inc. (“Aphria”), entered into an Arrangement Agreement, under which the businesses of the two companies will be combined pursuant to a Plan of Arrangement (the “merger transaction”).

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are based on the historical consolidated financial statements of Tilray and Aphria, as adjusted to give effect to the merger transaction. The unaudited pro forma condensed combined balance sheet as at December 31, 2020 (the “pro forma balance sheet”) gives effect to the merger transaction as if it had occurred on December 31, 2020. The unaudited pro forma condensed combined statement of net loss for the year ended December 31, 2020 (the “pro forma statement of net loss”) gives effect to the merger transaction as if it had occurred on January 1, 2020.

The transaction accounting adjustments consist of those necessary to account for the merger transaction as a reverse acquisition in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the merger transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2020

(in ‘000 of United States dollars)

	Aphria adjusted historical November 30, 2020 (note 6)	Tilray historical December 31, 2020	Transaction accounting adjustments	Notes (note 4)	Pro forma combined December 31, 2020
Assets
Current assets
Cash and cash equivalents	$144,713	$189,702	$37,426	H	$371,841
Accounts receivable, net	74,034	29,033	—		103,067
Inventory	174,817	93,645	27,355	C	295,817
Prepayments and other current assets	56,375	34,640	—		91,015
Total current assets	449,939	347,020	64,781		861,740
Property and equipment, net	499,164	199,559	1,490	D,E	700,213
Operating lease, right-of-use assets	5,393	17,985	274	E	23,652
Intangible assets, net	528,397	186,445	876,555	F	1,591,397
Goodwill	578,161	166,915	2,422,696	G	3,167,772
Equity method investments	—	9,300	—		9,300
Other investments	16,792	14,369	—		31,161
Other assets	2,309	4,356	—		6,665
Total assets	$2,080,155	$945,949	$3,365,796		$6,391,900
Liabilities
Current liabilities
Bank indebtedness	3,934	—	—		3,934
Accounts payable	62,667	17,776	—		80,443
Accrued expenses and other	117,501	39,946	33,841	K	198,111
current liabilities			6,823	L
Income taxes payable	12,760	—	—		12,760
Accrued lease obligations	1,360	2,913	—		4,273
Warrant liability	—	120,647	175,385	H	296,032
Current portion of long-term debt	11,708	—	—		11,708
Total current liabilities	209,930	181,282	216,049		607,261
Accrued lease obligations	34,560	30,623	—		65,183
Deferred tax liability	23,347	49,274	202,603	M	287,071
			11,847	M
Convertible notes, net of issuance costs	275,581	257,789	(23,000)	I	510,370
Long-term debt	94,321	48,470	2,028	J	144,819
Other liabilities	—	4,612	—		4,612
Total liabilities	$637,739	$572,050	$409,527		$1,619,316
Stockholders’ equity
Common stock(1)	1,601,853	16	26	B	42
			(1,601,853)	B
Additional paid-in capital	34,181	1,095,781	3,381,263	A, B	5,018,671
			(1,095,781)	B
			1,390	I
			1,601,837	B
Warrants	277	—	—		277
Accumulated other comprehensive income	(309)	8,205	(8,205)	B	(309)
Accumulated deficit	(243,969)	(730,103)	730,103	B	(296,480)
			(33,841)	K
			(6,823)	L
			(11,847)	M
Total stockholders’ equity	1,392,033	373,899	2,956,269		4,722,201
Non-controlling interests	50,383	—	—		50,383
Total liabilities and stockholders’ equity	$2,080,155	$945,949	$3,365,796		$6,391,900

(1)	Consists of Aphria common shares and Tilray Class 2 common stock

Unaudited Pro Forma Condensed Combined Statement of Net Loss

For the Year Ended December 31, 2020

(in ‘000 of United States dollars, except per share and share amounts)

	Aphria constructed 12 month period ending November 30, 2020 (note 6)	Tilray 12 month period ending December 31, 2020	Transaction accounting adjustments	Notes (note 4)	Pro forma combined
Revenue	$471,963	$210,482	$—		$682,445
Cost of sales	351,229	185,827	27,355	C	565,841
			(56)	D
			1,486	L
Gross profit	120,734	24,655	(28,785)		116,604
General and administrative expenses	112,069	85,883	33,841	K	231,117
			6,823	L
			(7,499)	L
Sales and marketing expenses	45,719	54,666	(6,729)	L	93,656
Research and development expenses	1,275	4,411	207	L	5,893
Depreciation and amortization expenses	15,123	13,722	(798)	D	55,945
			27,898	F
Impairment of assets	47,643	61,114	—		108,757
Loss from equity method investments	—	5,983	—		5,983
Operating loss	(101,095)	(201,124)	(82,528)		(384,747)
Foreign exchange loss (gain), net	5,800	(13,169)	—		(7,369)
Change in fair value of warrant liability	—	100,286	—		100,286
Gain on debt conversion	—	(61,118)	—		(61,118)
Interest expenses, net	21,550	39,219	(5,258)	I	55,185
			(327)	J
Other expense (income), net	83,044	10,333	—		93,377
Loss before income taxes	(211,489)	(276,675)	(76,943)		(565,107)
Deferred income tax recoveries	(40,544)	(5,376)	(16,211)	M	(58,889)
			3,242	M
Current income tax (recoveries) expenses	18,592	(226)	—		18,366
Net loss	$(189,537)	$(271,073)	$(63,974)		$(524,584)
Net loss per share - basic and diluted		$(2.05)			$(1.32)
Weighted average shares used in computation of net loss per share - basic and diluted		126,041,710	271,794,347	note 5	397,836,057

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in ‘000 of United States dollars, except for shares, warrants, per share amounts and per warrant amounts, unless otherwise noted)

1.	Basis of Presentation

The pro forma financial statements are based on the historical consolidated financial statements of Tilray and Aphria, adjusted to give effect to the merger transaction, and should be read in conjunction with the historical financial statements from which they are derived. Pro forma adjustments are limited to the transaction accounting adjustments that reflect the accounting for the merger transaction in accordance with US GAAP.

The pro forma financial statements were prepared using the purchase method of accounting. The merger transaction is accounted for as a reverse acquisition in which Tilray is the legal acquirer and Aphria is the acquirer for accounting purposes. Accordingly, the pro forma financial statements represent a continuation of the financial statements of Aphria; the assets and liabilities of Aphria are presented at their historical carrying values and the assets and liabilities of Tilray are recognized on the effective date of the merger transaction and measured at fair value.

The pro forma financial statements are presented in United States dollars (“USD”) and prepared in accordance with US GAAP. Since Aphria’s historical consolidated financial statements are presented in Canadian dollars (“CAD” or “C$”) and prepared in accordance with International Financial Reporting Standards (“IFRS”), the historical financial information of Aphria used in the pro forma financial statements has been reconciled to US GAAP and translated into USD (note 6).

The pro forma balance sheet gives effect to the merger transaction as if it had occurred on December 31, 2020. The pro forma statement of net loss gives effect to the merger transaction as if it had occurred on January 1, 2020.

The pro forma balance sheet combines the audited consolidated balance sheet of Tilray as at December 31, 2020 with the unaudited condensed consolidated statement of financial position (balance sheet) of Aphria as at November 30, 2020. As the ending date of the fiscal period for Aphria differs from that of Tilray by more than 93 days, the unaudited pro forma statement of operations (statement of net loss) for the year ended December 31, 2020 was derived by combining financial information from the audited consolidated statement of net loss and comprehensive loss of Tilray for the year ended December 31, 2020 with financial information of Aphria for the twelve months ended November 30, 2020, which was constructed by subtracting: (i) the financial information from the unaudited consolidated statement of operations for the six months ended November 30, 2019; from (ii) the financial information from the audited consolidated statement of operations for the year ended May 31, 2020; and adding (iii) the financial information from the unaudited consolidated statement of operations for the six months ended November 30, 2020 (note 6). The financial statements of Aphria used to prepare the pro forma balance sheet and the pro forma statements of operations (statement of net loss) were prepared for the purpose of such pro forma financial statements and do not conform with the financial statements for Aphria included, or incorporated by reference, elsewhere in the Circular. Tilray’s audited consolidated balance sheet as of December 31, 2020 and audited consolidated statement of net loss and comprehensive loss for the year ended December 31, 2020 are included Part II, Item 8 - Financial Statements and Supplementary Data, of Tilray’s Consolidated Financial Statements filed on Form 10-K with the SEC on February 19, 2021.

The assumptions and estimates underlying the adjustments to the pro forma financial statements are described in the accompanying notes.

The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma combined financial information and actual adjustment, when recorded, may differ materially.

The pro forma financial statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the merger transaction had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. In addition to the pro forma adjustments, various other factors will have an effect on the financial condition and results of operations after the completion of the merger transaction. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma financial statements do not reflect operational and administrative cost savings that may be achieved as a result of the merger transaction.

2.	Estimated Purchase Price

Tilray is the legal acquirer and, pursuant to the Plan of Arrangement, will (i) exchange each outstanding Aphria common share for 0.8381 of a Tilray Class 2 common share (the “Exchange Ratio”), and (ii) exchange outstanding equity instruments exercisable into Aphria common shares for instruments with similar terms that are exercisable into Tilray Class 2 common shares, adjusted to reflect the Exchange Ratio.

However, since the merger transaction is being accounted for as a reverse acquisition (note 1), the purchase price is calculated as the fair value of the hypothetical consideration Aphria would have to issue to acquire Tilray’s outstanding equity instruments and obtain the same percentage of ownership interest in the combined entity that will result from the merger transaction.

The estimated purchase price of $3,381,289 is based on the number of equity instruments of Tilray outstanding at December 31, 2020, adjusted for the exercise of 6,290,000 warrants (note 3, 4H), and Aphria’s closing share price of $16.60 on February 3, 2021 (the “Measurement Date”). The purchase price will change based on fluctuations in Aphria’s share price and the number of equity instruments of Tilray outstanding on the effective date of the merger transaction. A 10% increase or decrease in Aphria’s share price would increase or decrease both the purchase price and goodwill by approximately $338,924, respectively, and a 25% increase or decrease in Aphria’s share price would increase or decrease both the purchase price and goodwill by approximately $847,299, respectively.

The following table summarizes the calculation of the purchase price hypothetically paid by Aphria (in thousands, except warrants, share and per share data):

Tilray Class 2 common stock outstanding at December 31, 2020 adjusted for warrants exercised(1)	164,746,087
Aphria common stock hypothetically issued based on Exchange Ratio	196,570,919
Price per common stock of Aphria on Measurement Date	$16.60
Total estimated fair value of acquired Tilray Class 2 common stock	$3,263,077
Estimated fair value of Tilray stock-based compensation related to the precombination service period	$118,212
Total estimated purchase price	$3,381,289

(1)	Represents 158,456,087 Tilray Class 2 common stock outstanding at December 31, 2020 and 6,290,000 warrants exercised from Jan 1, 2021 to the Measurement Date (note H)

The estimated fair value of the Tilray stock-based compensation related to the precombinaion service period consisted of $91,089 related to Tilray stock options and $27,123 related to restricted share units (“RSUs”). The fair values of the RSUs included in the purchase price are estimated using the market share price of Aphria on the purchase price Measurement Date. The fair values of the options included in the purchase price are calculated using the Black Scholes model, using the following assumptions:

Volatility	100%
Dividend yield	0%
Risk-free interest rate	0.03% to 0.96%
Expected term	0.06 to 8.13 years

3.	Preliminary Purchase Price Allocation

A preliminary valuation analysis of the fair value of Tilray’s assets and liabilities has been performed at December 31, 2020, with the following exception:

•	The warrant liability has been valued at the Measurement Date, which reflects the exercise of 6,290,000 warrants between January 1, 2021 and the Measurement Date (note 2, 4H); and

•	The cash and cash equivalents balance at December 31, 2020 has been increased by $37,426 (note 4H) to reflect the cash received upon exercise of the warrants.

The purchase price has been allocated to such assets and liabilities, with the excess allocated to goodwill. The following table summarizes the preliminary purchase price allocation:

Cash and cash equivalents	$227,128
Accounts receivable	29,033
Inventory	121,000
Prepayments and other current assets	34,640
Property and equipment	201,049
Operating right-of-use assets	18,259
Intangible assets	1,063,000
Equity method investments	9,300
Other investments	14,369
Other assets	4,356
Accounts payable	(17,776)
Accrued expenses and other current liabilities	(39,946)
Accrued lease obligations	(33,536)
Warrant liability	(296,032)
Deferred tax liability	(251,877)
Convertible notes	(236,179)
Long-term debt	(50,498)
Other liabilities	(4,612)
Goodwill	2,589,611

The preliminary purchase price allocation has been used to prepare the pro forma adjustments (note 4). The purchase price allocation will be finalized following the effective date of the merger transaction when the valuation analysis is complete. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

4.	Pro Forma Adjustments

Adjustments to the pro forma financial statements are limited to those that reflect the accounting for the merger transaction in accordance with US GAAP. The pro forma financial statements give effect to the merger transaction as if it had occurred on December 31, 2020 for purposes of the pro forma balance sheet and January 1, 2020 for purposes of the pro forma statement of net loss.

The pro forma adjustments are as follows:

A – Purchase price

Records the purchase price consideration, which is the fair value of the equity interests hypothetically issued by Aphria to acquire Tilray (note 2).

B – Equity

Eliminates Tilray’s historical equity balances and reallocates Aprhia’s equity balances so the equity structure appearing in the pro forma balance sheet reflects the legal equity structure of Tilray, including the equity interests issued by Tilray to effect the merger transaction.

The following table summarizes how the equity balances in the pro forma balance sheet were determined:

	Common stock	Additional paid-in capital	Warrants	Accumulated other comprehensive income	Accumulated deficit	Total
Aphria as at November 30, 2020	$1,601,853	$34,181	$277	$(309)	$(243,969)	$1,392,033
Total estimated purchase price (note 2, 4A)	26	3,381,263	—	—	—	3,381,289
Tilray as at December 31, 2020	16	1,095,781	—	8,205	(730,103)	373,899
Eliminate Tilray as at December 31, 2020	—	(1,095,781)	—	(8,205)	730,103	(373,883)
Reallocate balance to reflect Tilray structure	(1,601,853)	1,601,837		—	—	(16)
Equity component of Tilray convertible notes (note 4I)	—	1,390	—	—	—	1,390
Accumulated deficit impact of pro forma adjustments (note 4K, 4L, 4M)	—	—	—	—	(52,511)	(52,511)
Pro forma - December 31, 2020	$42	$5,018,671	$277	$(309)	$(296,480)	$4,722,201

The $26 pro forma balance as part of the total estimated purchase price represents the $0.0001 par value of the estimated 265,504,347 of Tilray Class 2 common stock issued on the merger transaction.

C – Inventory

Increases Tilray’s inventory to a fair value of approximately $121,000, an increase of $27,355 from the carrying value. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. After the merger transaction, the $27,355 step-up in inventory value will increase cost of sales over the following twelve months as the inventory is sold, which is reflected in the pro forma statement of net loss and represents a nonrecurring charge. The fair value calculation is preliminary and subject to change.

D – Property and equipment

Increases Tilray’s property and equipment to an estimated fair value of approximately $201,049, an overall increase of $1,490 from the carrying value. The overall increase represents an estimated increase of $2,110 relating to finance lease right-of-use assets (note 4E) offset by an estimated decrease of $620 to property and equipment. The estimated useful lives, excluding land, range from 4 to 27 years. The estimated fair value of property and equipment, excluding finance lease right-of-use assets is determined primarily using an income approach, which requires a forecast of expected future cash flows. After the merger transaction, the estimated impact of the combined change in the value and useful lives of property and equipment will be an estimated decrease in depreciation expense in the pro forma statement of net loss recognized through a $56 decrease in cost of sales and $798 decrease in depreciation and amortization expense. The estimated fair value and estimated useful life calculations are preliminary and subject to change.

The following table summarizes the changes in the estimated depreciation expense for property and equipment including finance lease right-of-use assets in the pro forma statement of net loss based on a straight-line method of depreciation:

Estimated annual depreciation expense:
Included in cost of sales	$4,876
Included in depreciation and amortization expenses	1,922
Historical depreciation expense:
Included in cost of sales	4,932
Included in depreciation and amortization expenses	2,720
Pro forma decrease to depreciation expense:
Decrease included in cost of sales	(56)
Decrease included in depreciation and amortization expenses	(798)

The preliminary estimates of fair value and estimated useful lives will likely differ from the final amounts after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying pro forma financial statements. A 10% change in the estimated fair value of property and equipment, excluding finance lease right-of-use assets, would cause a corresponding increase or decrease in the balance of goodwill. A 10% change would also cause the annual depreciation expense in the pro forma statement of net loss to increase or decrease by approximately $646, assuming a weighted average useful life of depreciable property and equipment of 18.4 years.

E – Leases

Included in Tilray’s property and equipment carrying value (note 4D) is $13,167 related to finance lease right-of-use assets. The carrying value has been adjusted to the corresponding carrying value of finance lease liabilities of $15,277, resulting in a pro forma increase of $2,110. The corresponding impact to depreciation expense is included in property and equipment (note 4D). The carrying value of Tilray’s operating lease right-of-use assets has been adjusted to the corresponding carrying value of operating lease liabilities of $18,259, resulting in a pro forma increase of $274. The finance and operating lease liabilities, and corresponding right-of-use assets may differ from the final amounts after completing the detailed incremental borrowing rate analysis.

F – Intangible assets

Increases Tilray’s intangible assets to an estimated fair value of approximately $1,063,000, an increase of $876,555 from the carrying value. As part of the preliminary valuation analysis, the identified intangible assets include distribution channels, customer relationships, know how, developed technology, licenses, brands and trademarks. The fair value of identifiable intangible assets is determined primarily using an income approach, which requires a forecast of expected future cash flows. For purposes of the preliminary fair value, the mid point of the estimated range has been used. After the merger transaction, the $876,555 increase in the value of intangible assets will increase amortization expense over the respective estimated useful lives, which is reflected in the pro forma income statement through a $27,898 increase in depreciation and amortization expenses.

The following table summarizes the estimated fair values (mid point) of Tilray’s identifiable intangible assets and, where applicable, their estimated useful lives:

	Estimated fair value	Estimated useful life (years)
Definite-lived intangible assets
Distribution channels	$137,000	15
Customer relationships	85,000	15
Know how	47,000	2
Developed technology	6,000	10
	275,000
Indefinite-lived intangible assets
Licenses	660,000	Indefinite
Brands	116,000	Indefinite
Trademarks	12,000	Indefinite
	788,000
	$1,063,000

The following table summarizes the changes in the estimated amortization expense recorded to depreciation and amortization expense in the pro forma statement of net loss based on a straight-line method of amortization:

Estimated annual amortization expense	$38,900
Historical amortization expense	11,002
Pro forma increase to amortization expense	$27,898

The preliminary estimates of fair value and estimated useful lives will likely differ from the final amounts after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying pro forma financial statements. A 10% change in the estimated fair value of intangible assets would cause a corresponding increase or decrease in the balance of goodwill. A 10% change would also cause the annual amortization expense in the pro forma statement of net loss to increase or decrease by approximately $3,890, assuming an overall weighted average useful life of definite-lived intangible assets of 12.7 years.

G – Goodwill

Adjusts goodwill in the pro forma balance sheet as follows:

Reversal of Tilray’s historical goodwill	$(166,915)
Goodwill recognized in purchase accounting	2,589,611
Pro forma increase to goodwill	$2,422,696

H – Warrant liability

Increases Tilray’s warrant liability to an estimated fair value of approximately $296,032, an increase of $175,385 from the carrying value to reflect the estimated fair value at the Measurement Date. The 19,000,000 outstanding warrants at December 31, 2020 are reduced for the additional exercise of 6,290,000 warrants at a price of $5.95 from January 1, 2021 to the Measurement Date. The resulting increase in cash on exercise of $37,426 is an adjustment to the carrying value of cash in the purchase price allocation. The remaining 12,710,000 warrants outstanding on the Measurement Date have an estimated fair value of $23.29 per warrant, using Tilray’s market share price on the Measurement Date as an input.

I – Convertible notes

Adjusts the carrying value of the liability component of the convertible notes from $257,789 in Tilray’s historical balance sheet to an estimated fair value of $234,789, a decrease of $23,000. The fair value is determined using the expected cash flows, discounted by the estimated interest rate of similar nonconvertible debt based on current market rates. The combined instrument’s fair value of $236,179 is adjusted to present the equity component of $1,390 in equity (note 4B), with the remaining $234,789 recorded as a liability. The equity component is not remeasured as long as it continues to meet the conditions for equity classification. The adjusted debt discount is to be amortized as additional non-cash interest expense over the remaining term of the convertible notes using the interest method with an effective rate of 11.7 % per annum.

The following table summarizes the changes in the estimated interest expense related to convertible notes:

	Historical annual interest expense	Estimated annual interest expense	Pro Forma (decrease) increase to interest expense
Contractual coupon interest	$22,929	$13,893	$(9,036)
Amortization of discount	7,863	14,095	6,232
Amortization of transaction costs	2,454	—	(2,454)
Total interest expense related to convertible notes	$33,246	$27,988	$(5,258)

J – Long-term debt

Adjusts the carrying value of Tilray’s Senior Facility from $48,478 in Tilray’s historical balance sheet to $50,498, an increase of $2,028. The adjustment reflects removal of the unamortized transaction costs which are not recognized in a business combination.

The following table summarizes the changes in the estimated interest expense related to the Senior Facility:

	Historical annual interest expense	Estimated annual interest expense	Pro forma increase (decrease) in interest expense
Contractual interest at Canadian prime plus 8.05%	$4,257	$5,302	$1,045
Amortization of transaction costs	1,372	—	(1,372)
Total interest expense related to Senior Facility	$5,629	$5,302	$(327)

K – Transaction costs

Recognizes in both the pro forma balance sheet and pro forma statement of net loss $33,841 of nonrecurring transaction costs directly related to the merger transaction that are expected to be incurred by Aphria and Tilray subsequent to November 30, 2020 and December 31, 2020, respectively.

The following table summarizes the nonrecurring transaction costs related to the merger transaction included in general and administrative expenses in the pro forma statement of net loss:

	Aphria	Tilray	Total
Expensed in historical financial statements	$955	$2,232	$3,187
Accrued in pro forma adjustment	23,212	10,629	33,841
Total recognized in pro forma statement of net loss	$24,167	$12,861	$37,028

L – Compensation arrangements

Recognizes in both the pro forma balance sheet and pro forma income statement $6,823 of nonrecurring compensation costs related to severance payments and retention payments. This pro forma adjustment excludes any related severance or other compensation costs which may be triggered upon an announcement of a new executive team or other headcount restructuring that may result from the merger transaction.

The following table summarizes the nonrecurring compensation costs related to the merger transaction included in the pro forma income statement:

	Aphria	Tilray	Total
Expensed in historical financial statements	$—	$—	$—
Accrued in pro forma adjustment	—	6,823	6,823
Total recognized in pro forma statement of net loss	$—	$6,823	$6,823

Also recognizes in the pro forma statement of net loss is compensation costs related to the difference between Tilray’s historical share-based compensation expense and the estimated share-based compensation expense related to replacement stock options and restricted stock units hypothetically issued by Aphria as consideration. The portion of the fair value of the replacement share-based awards related to compensation costs will be recognized ratably over post-merger service periods ranging from 0 to 3 years. The following table summarizes the changes in the estimated Tilray stock-based compensation expense in the pro forma statement of net loss:

	Historical stock-based compensation expense	Estimated annual stock- based compensation expense	Pro forma increase (decrease) in stock-based compensation expense
Cost of sales	$1,568	$3,054	$1,486
General and administration expenses	20,491	12,993	(7,499)
Sales and marketing	6,729	—	(6,729)
Research and development expenses	922	1,129	207
Total stock-based compensation expense	$29,710	$17,176	$(12,535)

The total pro forma adjustment to stock-based compensation expense excludes the impact of accelerated vesting of Aphria’s stock-based awards that is subject to the approval by the Aphria Board, which has not yet occurred.

M – Income taxes

The pro forma income tax adjustments to the pro forma balance sheet results in an overall increase in the deferred income tax liability of $214,450 relating to the following:

•

Increase of $202,603 related to Tilray’s increase in taxable temporary differences due primarily to fair value increases in inventory, property and equipment, and intangibles, offset by a partial reversal of the valuation allowance on net operating losses carrying forward in several legal entities and jurisdictions; and

•	Increase of $11,847 related to restrictions on Aphria’s losses in several legal entities and jurisdictions, and valuation allowances due to the impact of the merger transaction.

The pro forma income tax adjustments to the pro forma statement of net loss are comprised of the following amounts:

(a)	Tax impact of pro forma adjustments:

Tax impact of pro forma adjustments	Increase (decrease)	Deferred tax expense (recovery)
C - Inventory (cost of sales)	$27,355	$(2,227)
D - Property and equipment (depreciation expense)	(854)	226
F - Intangible assets (amortization expense)	27,898	(7,532)
I - Convertible debt (interest expense)	(5,258)	—
J - Long-term debt (interest expense)	(327)	—
K - Transaction costs	33,841	—
L - Compensation	(5,712)	—
	76,944	(9,533)
M - Income taxes—benefit of current year losses	—	(6,678)
	$76,944	$(16,211)

The $16,211 deferred tax recovery is comprised of the following:

•

$9,533 which relates to the tax-effect of pro-forma adjustments, C, D, F. The remaining pro-forma statement of loss adjustments are not tax-effected due to the amounts being non-deductible for tax purposes, or the benefit of the deductible expense cannot be recognized due to a valuation allowance in the legal entity and jurisdiction to which it relates; and

•	$6,678 which relates to the deferred tax asset that can be recognized for a portion of the current period loss.

(b)

Reversal of $3,242 of deferred tax recoveries recorded by Aphria during the twelve months ended November 30, 2020 which would either not be eligible for recovery or require a valuation allowance as a result of the merger transaction.

5.	Pro Forma Loss Per Share

Historical Tilray basic weighted average shares at December 31, 2020	126,041,710
Adjustment for warrants exercised at Measurement Date (note 3, note 4H)	6,290,000
Incremental shares issued in merger transaction (note 4B)	265,504,347
Pro forma combined basic and diluted weighted average shares	397,836,057

On a pro forma basis, the combined company incurred a net loss for the year ended December 31, 2020. As such, all potential shares are excluded from the calculation of pro forma diluted loss per share because they are anti-dilutive.

6.	Adjustments to the Historical Financial Information of Aphria

The historical financial information of Aphria was prepared in accordance with IFRS as issued by the IASB and presented in CAD. Aphria’s fiscal year end is May 31 and historical financial information was used to present pro forma financial statements based on the fiscal year of Tilray being December 31. Reclassification adjustments have been made to Aphria’s historical financial information to comply with Tilray’s presentation which resulted in a net impact of $nil on the net loss for the period presented and on the adjusted unaudited condensed consolidated statement of financial position of Aphria.

The historical financial information was translated from CAD to USD using the following historical exchange rates:

CAD to USD
Period end exchange rate as at November 30, 2020	0.7698
Average exchange rate for the year ended November 30, 2020	0.7439
Average exchange rate for the six months ended November 30, 2020	0.7516
Average exchange rate for year ended May 31, 2020	0.7460
Average exchange rate for the six months ended November 30, 2019	0.7561

The table below presents the conversion from IFRS to US GAAP adjustments as well as the presentation and reclassification adjustment which had a $nil impact on the total assets, liabilities and deficit accounts and translation of Aphria’s adjusted unaudited condensed consolidated statement of financial position as at November 30, 2020:

Adjusted Unaudited Condensed Consolidated Statement of Financial Position (Balance Sheet) of Aphria

(in ‘000)

	IFRS			US GAAP
	As at November 30, 2020 CAD	IFRS to US GAAP differences CAD	Notes (note 6)	As at November 30, 2020 CAD	Presentation reclassification CAD	Adjusted presentation CAD	Adjusted presentation USD
Assets
Current assets:
Cash and cash equivalents	$187,997	$—		$187,997	$—	$187,997	$144,713
Accounts receivable, net	96,177	—		96,177	—	96,177	74,034
Inventory	321,484	(112,442)	i	209,042	18,063	227,105	174,817
Biological assets	28,952	(10,889)	i	18,063	(18,063)	—	—
Prepayments and other current assets	48,162	15,704	vi	63,866	9,371	73,237	56,375
Current portion of convertible notes receivable	9,371	—		9,371	(9,371)	—	—
Total current assets	692,143	(107,627)		584,516	—	584,516	449,939
Property and equipment, net	655,114	(6,650)	iii	648,464	—	648,464	499,164
Operating lease, right-of-use assets	—	7,006	iii	7,006	—	7,006	5,393
Intangible assets, net	686,440	—		686,440	—	686,440	528,397
Goodwill	752,289	(1,200)	vii	751,089	—	751,089	578,161
Other investments	21,815	—		21,815	—	21,815	16,792
Other assets	—	—		—	3,000	3,000	2,309
Promissory notes receivable	3,000	—		3,000	(3,000)	—	—
Total assets	$2,810,801	$(108,471)		$2,702,330	$—	$2,702,330	$2,080,155
Liabilities
Current liabilities
Bank indebtedness	5,111	—		5,111	—	5,111	3,934
Accounts payable	—	—		—	81,411	81,411	62,667
Accrued expenses and other current liabilities	—	—		—	152,646	152,646	117,501
Accounts payable and accrued liabilities	254,318	(20,261)	ii	234,057	(234,057)	—	—
Income taxes payable	16,576	—		16,576	—	16,576	12,760
Accrued lease obligations	1,767	—		1,767	—	1,767	1,360
Current portion of long-term debt	15,210	—		15,210	—	15,210	11,708
Total current liabilities	292,982	(20,261)		272,721	—	272,721	209,930
Accrued lease obligations	44,896	—		44,896	—	44,896	34,560
Deferred tax liability	45,391	(15,061)	vi	30,330	—	30,330	23,347
Long-term debt	122,533	—		122,533	—	122,533	94,321
Convertible notes, net of issuance costs	358,008	—		358,008	—	358,008	275,581
Total liabilities	$863,810	$(35,322)		$828,488	$—	$828,488	$637,739
Shareholders’ equity
Share capital	2,078,343	2,624	ii	2,080,967	(2,080,967)	—	—
Common stock	—	—		—	2,080,967	2,080,967	1,601,853
Additional paid-in capital	—	—		—	44,404	44,404	34,181
Warrants	360	—		360	—	360	277
Share-based payment reserve	29,600	14,804	ii	44,404	(44,404)	—	—
Accumulated other comprehensive income	—	—		—	(402)	(402)	(309)
Accumulated other comprehensive loss	(211)	(191)	v	(402)	402	—	—
Accumulated deficit	(215,739)	(92,472)	i	(316,940)	—	(316,940)	(243,969)
		2,833	ii
		262	iii
		(10,815)	iv
		191	v
		(1,200)	vii
Total stockholders’ equity	$1,892,353	$(83,964)		$1,808,389	$—	$1,808,389	$1,392,033
Non-controlling interests	54,638	10,815	iv	65,453	—	65,453	50,383
	1,946,991	(73,149)		1,873,842	—	1,873,842	1,442,416
Total liabilities and stockholders’ equity	$2,810,801	$(108,471)		$2,702,330	$—	$2,702,330	$2,080,155

Adjusted Unaudited Condensed Consolidated Statement of Operations (Statement of Loss) of Aphria

(in ‘000)

	IFRS						US GAAP
	Year ended May 31, 2020 CAD	6 months ended November 30, 2019 CAD	6 months ended November 30, 2020 CAD	12 months ended November 30, 2020 CAD	IFRS to US GAAP differences CAD	Notes (note 6)	12 months ended November 30, 2020 CAD	Presentation reclassification CAD	12 months ended November 30, 2020 CAD	12 months ended November 30, 2020 USD
Revenue	$—	$—	$—	$—	$—		$—	$634,459	$634,459	$471,963
Cannabis revenue	204,736	—	—	204,736	—		204,736	(204,736)	—	—
Distribution revenue	369,214	—	—	369,214	—		369,214	(369,214)	—	—
Insurance recovery	1,000	—	—	1,000	—		1,000	(1,000)	—	—
Excise taxes	(31,611)	—	—	(31,611)	—		(31,611)	31,611	—	—
Net revenue	—	246,712	306,221	59,509	—		59,509	(59,509)	—	—
Cost of sales	—	—	—	—	—		—	472,157	472,157	351,229
Production costs	64,972	—	—	64,972	500	i	65,472	(65,472)	—	—
Cost of cannabis purchased	21,920	—	—	21,920	—		21,920	(21,920)	—	—
Cost of goods purchased	322,688	—	—	322,688	—		322,688	(322,688)	—	—
Cost of goods sold	—	188,670	219,136	30,466	—		30,466	(30,466)	—	—
Fair value adjustment on sale of inventory	57,039	19,677	57,556	94,918	(94,918)	i	—	—	—	—
Fair value adjustment on growth of biological assets	(115,255)	(46,645)	(85,242)	(153,852)	153,852	i	—	—	—	—
Gross profit	191,975	85,010	114,771	221,736	(59,434)		162,302	—	162,302	120,734
General and administrative expenses	99,977	44,381	56,144	111,740	1,667	iii	113,407	37,248	150,655	112,069
Sales and marketing expenses	—	—	—	—	—		—	61,460	61,460	45,719
Selling	21,042	7,642	14,751	28,151	—		28,151	(28,151)	—	—
Marketing and promotion	20,464	12,426	11,380	19,418	—		19,418	(19,418)	—	—
Research and development expenses	2,568	1,282	428	1,714	—		1,714	—	1,714	1,275
Stock-based compensation	22,500	12,519	17,856	27,837	(6,659)	ii	21,178	(21,178)	—	—
Depreciation and amortization expenses	21,747	10,904	11,056	21,899	(1,569)	iii	20,330	—	20,330	15,123
Impairment of assets	63,971	—	—	63,971	75	iii	64,046	—	64,046	47,643
Acquisition-related expenses, net	5,763	1,426	25,624	29,961	—		29,961	(29,961)
Operating loss	(66,057)	(5,570)	(22,468)	(82,955)	(52,948)		(135,903)	—	(135,903)	(101,095)
Foreign exchange loss (gain), net	—	—	—	—	—		—	7,797	7,797	5,800
Interest expense, net	26,347	10,263	13,277	29,361	(391)	iii	28,970	—	28,970	21,550
Other expense (income), net	—	—	—	—	—		—	111,636	111,636	83,044
Non-operating (income) expense, net	(11,687)	(24,871)	107,119	120,303	(870)	v	119,433	(119,433)	—	—
Loss before income taxes	(80,717)	9,038	(142,864)	(232,619)	(51,687)		(284,306)	—	(284,306)	(211,489)
Deferred income tax recoveries	—	—	—	—	(15,788)	vi	(15,788)	(38,715)	(54,503)	(40,544)
Current income tax expenses	—	—	—	—	—		—	24,993	24,993	18,592
Income taxes expense (recoveries)	3,917	526	(17,171)	(13,780)	58	vi	(13,722)	13,722	—	—
Net loss	$(84,634)	$8,512	$(125,693)	$(218,839)	$(35,957)		$(254,796)	$—	$(254,796)	$(189,537)

IFRS differs in certain material respects from US GAAP. The following material adjustments have been made to reflect Aphria’s historical consolidated statement of loss on a US GAAP basis for purposes of the unaudited pro forma financial information (expressed in thousands of CAD), these adjustments are before certain reclassification adjustments:

i – Inventory and biological assets

Cannabis plants are accounted for as biological assets and agricultural products under IFRS and US GAAP, respectively. Under IFRS, biological assets are accounted for at fair value less costs to sell and are revalued at each subsequent reporting date up to the point of harvest, upon which time they are transferred into inventories. Any change in fair value is recognized in the period of change within profit or loss. Under US GAAP, agricultural products are accounted for at cost in accordance with guidance on property, plant and equipment or inventories depending on their nature.

The following table reflects the removal of the fair value adjustment that was included in the cost basis of inventories and biological assets under IFRS to reflect cannabis plants at cost in accordance with Accounting Standards Codification 330, Inventory as required under US GAAP and includes a corresponding impact to accumulated deficit:

As at November 30, 2020 CAD
Inventory	$(112,442)
Biological assets	(10,889)
Accumulated deficit, net of tax of $30,859	(92,472)

The following table reflects the removal of the changes in fair value recognized in the period of change within the statement of operations:

	Year ended May 31, 2020 CAD	6 months ended November 30, 2019 CAD	6 months ended November 30, 2020 CAD	12 months ended November 30, 2020 CAD
Production costs	$5,000	$4,500	$—	$500
Fair value adjustment on sale of inventory	(57,039)	(19,677)	(57,556)	(94,918)
Fair value adjustment on growth of biological assets	115,255	46,645	85,242	153,852

ii – Share-based payments

Under US GAAP, Restricted Stock Units (“RSUs”) and Deferred Stock Units (“DSUs”) that can be settled in either cash or equity at the option of Aphria should be classified as equity. Currently, Aphria classifies its RSUs and DSUs as liabilities. Under US GAAP, Aphria measures and recognizes compensation expense for these awards on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in substance, multiple awards based on their grant date fair value.

The following table reflects the removal of the RSU and DSU liability in accounts payable and accrued liabilities and the reclassification of the awards to equity:

As at November 30, 2020 CAD
Accounts payable and accrued liabilities	$(20,261)
Share capital	2,624
Share-based payment reserve	14,804
Accumulated deficit	2,833

This adjustment also reflects the impact to share-based compensation of C$1,735 for the year ended May 31, 2020; C$879 for the six months ended November 30, 2019; (C$7,515) for the six months ended November 30, 2020, for a total adjustment of (C$6,659) for the twelve months ended November 30, 2020.

iii – Leases

Under US GAAP, at lease commencement, a lessee classifies a lease as a finance lease or an operating lease (unless the short-term lease recognition exemption is elected). Under IFRS, lessees do not classify leases and all leases are treated under a single model (unless the short-term leases or leases of low-value asset recognition exemptions are elected). For operating leases under US GAAP, the subsequent measurement of the lease liability is based on the present value of the remaining lease payments using the discount rate determined at lease commencement (which would result in the same amount of lease liability as in IFRS), while the right-of-use asset is remeasured at the amount of the lease liability, adjusted for the remaining balance of any lease incentives received, cumulative prepaid or accrued rents, unamortized initial direct costs and any impairment. This treatment under US GAAP generally results in straight-line expense being incurred over the lease term and recorded to general and administrative expenses. IFRS generally yields front-loaded expense recognition. Under IFRS, a constant interest rate is applied to the lease liability, interest expense decreases as cash payments are made during the lease term and the lease liability decreases. Therefore, more interest expense is incurred in the early periods and less in the later periods. This trend in the interest expense, combined with straight-line depreciation of the right-of-use asset, results in a front-loaded expense recognition pattern.

The following table reflects the adjustments to the right-of-use asset for operating leases under US GAAP, the corresponding impact to accumulated deficit and reclassifies the right-of-use asset from property and equipment, net to operating lease, right-of-use assets:

As at November 30, 2020 CAD
Operating lease, right-of-use assets	$7,006
Property and equipment, net	(6,650)
Accumulated deficit, net of tax of $94	262

For the operating leases under US GAAP, the following table reflects the removal of amortization and interest expense recognized under IFRS and instead includes the straight-line operating lease expense as calculated under US GAAP in general and administrative expenses. Furthermore, additional impairment was recognized for the year ended May 31, 2020 under US GAAP for leases that were fully impaired under IFRS as a result of the adjustments to the associated right-of-use assets:

	Year ended May 31, 2020 CAD	6 months ended November 30, 2019 CAD	6 months ended November 30, 2020 CAD	12 months ended November 30, 2020 CAD
General and administrative expenses	$1,512	$630	$785	$1,667
Depreciation and amortization expenses	(1,455)	(606)	(720)	(1,569)
Impairment of assets	75	—	—	75
Interest expense, net	(380)	(161)	(172)	(391)

iv – Non-controlling interest on acquisition

Under US GAAP, non-controlling interest is measured at fair value on acquisition date. Under IFRS, Aphria measures non-controlling interest at the proportionate share of the fair value of the acquiree’s net identifiable assets and goodwill recorded on consolidation by Aphria would only reflect the acquirer’s share. This approach does not exist under US GAAP and the adjustment reflects the increase in non-controlling interests and accumulated deficit of C$10,815 as of November 30, 2020.

v – Investments in debt securities

US GAAP requires the use of three categories for the classification and measurement of debt securities based on the entity’s investment intent: held-to-maturity (“HTM”) - measured at amortized cost, trading - measured at fair value through profit or loss (“FVTPL”), available-for-sale (“AFS”) - measured at fair value through other comprehensive income (“FVOCI”). Under US GAAP, Aphria will classify its investments in debt securities as available-for-sale, measured at FVOCI. Since amounts were previously recognized at FVTPL under IFRS, this will result in a presentation reclassification difference.

This adjustment reflects the reversal of gains and losses recorded by Aphria for its investments in debt securities from non-operating income (expense), net into other comprehensive income of (C$7,341) for the year ended May 31, 2020; (C$6,939) for the six months ended November 30, 2019; (C$468) for the six months ended November 30, 2020, for a total adjustment of (C$870) for the twelve months ended November 30, 2020. This also results in a reclassification of amounts recognized in accumulated deficit to accumulated other comprehensive loss of C$191 as of November 30, 2020.

vi – Income taxes

For the purposes of the IFRS to US GAAP adjustments Aphria’s effective income tax rate was 26.5% for the year ended May 31, 2020, for the six months ended November 30, 2020 and for the six months ended November 30, 2019. The effective income tax rate was used in determining adjustments to:

•

Deferred tax liability of (C$15,061) as of November 30, 2020 as a result of the removal of the fair value adjustment of (C$30,859) from biological assets and inventory offset by an increase to the right-of-use asset under US GAAP C$94 and a reclassification of income taxes on intercompany transfers of inventory of C$15,704 that remain within the consolidated group from Deferred tax liability to Prepayments and other current assets. Under US GAAP, income tax expense paid by the transferor on intercompany profits from the transfer or sale of inventory within a consolidated group are deferred on consolidation, resulting in the recognition of a prepaid asset for the taxes paid rather than deferred taxes as required under IFRS.

•

Deferred income tax recoveries of C$15,179 for the year ended May 31, 2020; C$7,070 for the six months ended November 30, 2019; C$7,679 for the six months ended November 30, 2020, for a total adjustment of C$15,788 for the twelve months ended November 30, 2020 as a result of the removal of the fair value adjustments from biological assets and inventory under US GAAP.

•

Income taxes of C$66 for the year ended May 31, 2020; C$36 for the six months ended November 30, 2019; C$28 for the six months ended November 30, 2020, for a total adjustment of C$58 for the twelve months ended November 30, 2020 as a result of decreases to operating lease expense under US GAAP.

vii – Cannway Pharmaceuticals Inc.

In the fiscal year ending May 31, 2016, Aphria acquired 100% of the issued and outstanding shares of Cannway Pharmaceuticals Inc. Under IFRS, Aphria treated this transaction as a business combination and accordingly recorded goodwill of C$1,200. Under US GAAP, the transaction did not meet the definition of a business and is considered an asset acquisition. This adjustment reflects the removal of goodwill and includes a corresponding impact to accumulated deficit as the asset is fully amortized as of November 30, 2020.